Exhibit 99

FOR RELEASE – Jan. 30, 2024

Corning Reports Fourth-Quarter and

Full-Year 2023 Financial Results

Fourth-quarter results demonstrate continued progress restoring productivity ratios to historical levels and raising price to offset inflation

Despite lower sales, fourth-quarter GAAP and core gross margin each improved by more than 300 basis points year over year and cash generation significantly improved

Company has an opportunity to add more than $3 billion in annualized sales and deliver strong incremental profit and cash flow as markets normalize

Management expects first-quarter core sales of approximately $3.1 billion and core

EPS in the range of $0.32 to $0.38 and anticipates the first quarter to be the low quarter of the year

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its fourth-quarter and full-year 2023 results and provided its outlook for first-quarter 2024.

Wendell P. Weeks, chairman and chief executive officer, said, “Overall, our results in the quarter – and throughout 2023 – demonstrate that we continue to make solid progress advancing our market leadership, strengthening our profitability, and improving our cash-flow generation even in the lower-demand environment we’ve experienced.”

Weeks continued, “We are entering 2024 operationally strong, and we have an opportunity to increase our sales by more than $3 billion in the medium term as our markets normalize. As we capture that growth, we expect to deliver powerful incremental profit and cash flow – which is a terrific opportunity for our shareholders.”

Financial Review

Fourth-Quarter 2023:

●	GAAP sales were $3.0 billion, down 6% sequentially. Core sales were $3.3 billion, down 5% sequentially, in line with expectations.
●

GAAP EPS was $(0.05), and core EPS was $0.39. The difference between GAAP and core EPS primarily reflected constant currency adjustments, translated earnings contract gains, and translation losses on Japanese-yen-denominated debt, as well as restructuring and asset write-off charges.

●	Year over year, GAAP gross margin improved by 350 basis points and core gross margin improved by 330 basis points while GAAP and core sales declined 12% and 10%, respectively.
●	Cash flow continued to improve: GAAP operating cash flow was $713 million, and adjusted free cash flow was $487 million.

Full-Year 2023:

●	GAAP sales were $12.6 billion, down 11%. Core sales were $13.6 billion, down 8%.
●	GAAP EPS was $0.68, and core EPS was $1.70. The difference between GAAP and core EPS primarily reflected constant currency adjustments, translated earnings contract gains, and translation gains on Japanese-yen-denominated debt, as well as restructuring and asset write-off charges.
●	GAAP operating cash flow was $2 billion, and adjusted free cash flow was $880 million.

First-Quarter 2024 Outlook:

●	Management expects first-quarter core sales of approximately $3.1 billion and core EPS in the range of $0.32 to $0.38 and anticipates the first quarter to be the low quarter of the year.

Corning Reports Fourth-Quarter and Full-Year 2023 Financial Results

Ed Schlesinger, executive vice president and chief financial officer, said, “In the fourth quarter, we grew core gross margin by 330 basis points versus the fourth quarter of 2022, and adjusted free cash flow improved to $487 million. Our results in the quarter – and throughout 2023 – reflect the benefits of our actions to increase price, improve our productivity ratios, and reduce inventory.”

Schlesinger continued, “For the first quarter of 2024, we expect core sales of approximately $3.1 billion and EPS in the range of $0.32 to $0.38. We anticipate the first quarter to be the low quarter of the year and to drive profitable, durable growth over the long term.”

Strategy in Action

Corning strives to be a catalyst for positive change and to help move the world forward. The company drives profitable multiyear growth by inventing, making, and selling life-changing products while cultivating deep, trust-based relationships with industry leaders, ultimately incorporating more content into customers’ offerings. Corning takes the long view, investing in a set of vital capabilities that are increasingly relevant to profound transformations that touch many facets of daily life. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductor, and life sciences.

Recent highlights include:

●

Continuing to set the standard for durable, high-performance smartphone cover materials. Corning continued its legacy of innovation with its Corning® Gorilla® Armor, a new cover material featured on Samsung’s Galaxy S24 Ultra. Gorilla Armor offers an unparalleled combination of durability and visual clarity, delivering a richer display in sunlight and greater protection against damage caused by daily wear.

●

Advancing optical innovations in broadband, 5G, cloud computing, and advanced AI. Corning’s Jeffrey Evenson, executive vice president and chief strategy officer, along with Aleksandra Boskovic, vice president of technology development, Optical Communications, shared how Corning’s optical fiber innovations and unique value proposition position the company to capitalize on opportunities in telecommunications, cloud computing, and advanced artificial intelligence. To learn more, see Corning’s feature in Bloomberg Intelligence’s Tech Disruptors podcast.

●

Advancing the driving experience by creating the next generation of automotive-interior displays. Collaboration among Corning, display leader Tianma, and automaker GAC incorporates Corning’s award-winning LivingHinge™ Technology, which was named a 2024 “Best of Innovation Honoree” by CES® for enabling the display to dynamically bend. Also at CES, Corning unveiled its latest cockpit innovation alongside longtime collaborator BOE Technology Group Co. Ltd. It  features a 44.6-inch ultra-large oxide panel with Corning® ColdForm™ Technology, which touts an independently verified lower environmental impact of at least 25%.

●

Helping automakers turn windows into system-enabling components. A recent MotorTrend article featured Corning’s new Fusion5™ Glass, which delivers windshields with superior durability, better optical performance, and lighter weight than conventional windshields. The innovative windshield technology helps enable the sensor systems needed for Advanced Driver Assistance Systems and higher levels of autonomy, while providing weight savings needed to extend electric vehicle range.

●	Continuing its dedication to providing an equitable workplace. For the second year in a row, Corning received a score of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index.

Corning Reports Fourth-Quarter and Full-Year 2023 Financial Results

Fourth-Quarter and Full-Year 2023 Results and Comparisons

(In millions, except per-share amounts)

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
GAAP Net Sales	$2,994	$3,173	(6%)	$3,406	(12%)	$12,588	$14,189	(11%)
GAAP Net (Loss) Income (1)	$(40)	$164	*	$(36)	11%	$581	$1,316	(56%)
GAAP Diluted EPS	$(0.05)	$0.19	*	$(0.04)	25%	$0.68	$1.54	(56%)
Core Sales (2)	$3,272	$3,459	(5%)	$3,633	(10%)	$13,580	$14,805	(8%)
Core Net Income (2)	$339	$386	(12%)	$402	(16%)	$1,463	$1,794	(18%)
Core EPS (2)	$0.39	$0.45	(13%)	$0.47	(17%)	$1.70	$2.09	(19%)

(1) Represents GAAP net (loss) income attributable to Corning Incorporated.

(2) Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

* Not Meaningful

Fourth-Quarter and Full-Year 2023 Segment Results

The fourth-quarter and full-year 2023 results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.

Optical Communications

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$903	$918	(2%)	$1,195	(24%)	$4,012	$5,023	(20%)
Net Income	$88	$91	(3%)	$130	(32%)	$478	$661	(28%)

In Optical Communications, fourth-quarter sales were $903 million, down 2% sequentially, primarily reflecting temporarily lower demand from carrier customers as they continue to draw down inventory. Fourth-quarter net income was $88 million, down 3% sequentially, on the lower volume.

Display Technologies

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$869	$972	(11%)	$783	11%	$3,532	$3,306	7%
Net Income	$232	$242	(4%)	$171	36%	$842	$769	9%

In Display Technologies, fourth-quarter sales were $869 million, down 11% sequentially, reflecting a sequential volume decline in line with the market, partially offset by the impact of the company’s second-half price increases. Fourth-quarter net income declined 4% sequentially to $232 million. The company successfully executed a double-digit price increase in the second half of 2023.

Specialty Materials

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$473	$563	(16%)	$505	(6%)	$1,865	$2,002	(7%)
Net Income	$58	$72	(19%)	$78	(26%)	$202	$340	(41%)

In Specialty Materials, fourth-quarter sales were $473 million, down 16% sequentially, following strong third-quarter sales of smartphone cover materials for customer product launches. Fourth-quarter net income was $58 million, down 19% sequentially, reflecting lower volume.

Corning Reports Fourth-Quarter and Full-Year 2023 Financial Results

Environmental Technologies

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$429	$449	(4%)	$394	9%	$1,766	$1,584	11%
Net Income	$98	$99	(1%)	$69	42%	$386	$292	32%

In Environmental Technologies, fourth-quarter sales were $429 million, down 4% sequentially, reflecting normal seasonality. Fourth-quarter net income was $98 million, consistent sequentially.

Life Sciences

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$242	$230	5%	$294	(18%)	$959	$1,228	(22%)
Net Income	$17	$13	31%	$31	(45%)	$50	$153	(67%)

In Life Sciences, fourth-quarter sales were $242 million, up 5% sequentially, as customers in North America and Europe are completing their inventory draw downs. Fourth-quarter net income was $17 million, up 31% sequentially, driven by higher volume and productivity improvements.

Hemlock and Emerging Growth Businesses

	Q4 2023	Q3 2023	% change	Q4 2022	% change	Full-year 2023	Full-year 2022	% change
Net Sales	$356	$327	9%	$462	(23%)	$1,446	$1,662	(13%)
Net (Loss) Income	$(19)	$(8)	138%	$4	*	$15	$39	(62%)

* Not Meaningful

In Hemlock and Emerging Growth Businesses, fourth-quarter sales were $356 million, up 9% sequentially, primarily reflecting higher semiconductor polysilicon volume.

Upcoming Investor Events

On March 1, Corning will attend the Susquehanna Financial Group, LLLP 13th Annual Technology Conference. On March 5, Corning will attend the Morgan Stanley Technology, Media & Telecom Conference. Corning will also host management visits to investor offices in select cities. Visit the company’s Investor Relations website for up-to-date conference information.

Fourth-Quarter Conference Call Information

The company will host its fourth-quarter conference call on Tuesday, Jan. 30, at 8:30 a.m. EST. To participate, individuals may preregister here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company’s Investor Relations events page and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP.  Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations.  The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Corning Reports Fourth-Quarter and Full-Year 2023 Financial Results

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Caution Concerning Forward-Looking Statements

The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, the company’s expected capital expenditure and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, New Taiwan dollar, euro, Chinese yuan and South Korean won), the availability of government incentives, decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase revenues and margins through optimization of our manufacturing capacity and implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Corning Reports Fourth-Quarter and Full-Year 2023 Financial Results

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:

Michael A. West Jr.

(607) 684-1167

westm4@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales	$2,994	$3,406	$12,588	$14,189
Cost of sales	2,083	2,491	8,657	9,683

Gross margin	911	915	3,931	4,506

Operating expenses:
Selling, general and administrative expenses	514	517	1,843	1,898
Research, development and engineering expenses	289	281	1,076	1,047
Amortization of purchased intangibles	30	31	122	123

Operating income	78	86	890	1,438

Interest income	13	6	38	15
Interest expense	(90)	(76)	(329)	(292)
Translated earnings contract gain, net	33	94	161	351
Other (expense) income, net	(72)	(106)	56	285

(Loss) income before income taxes	(38)	4	816	1,797
Benefit (provision) for income taxes	10	(31)	(168)	(411)

Net (loss) income	(28)	(27)	648	1,386

Net income attributable to non-controlling interest	(12)	(9)	(67)	(70)

Net (loss) income attributable to Corning Incorporated	$(40)	$(36)	$581	$1,316

(Loss) earnings per common share available to common shareholders:
Basic	$(0.05)	$(0.04)	$0.69	$1.56
Diluted	$(0.05)	$(0.04)	$0.68	$1.54

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2023	2022
Assets

Current assets:
Cash and cash equivalents	$1,779	$1,671
Trade accounts receivable, net of doubtful accounts	1,572	1,721
Inventories	2,666	2,904
Other current assets	1,195	1,157
Total current assets	7,212	7,453

Property, plant and equipment, net of accumulated depreciation	14,630	15,371
Goodwill	2,380	2,394
Other intangible assets, net	905	1,029
Deferred income taxes	1,153	1,073
Other assets	2,220	2,179

Total Assets	$28,500	$29,499

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$320	$224
Accounts payable	1,466	1,804
Other accrued liabilities	2,533	3,147
Total current liabilities	4,319	5,175

Long-term debt	7,206	6,687
Postretirement benefits other than pensions	398	407
Other liabilities	4,709	4,955
Total liabilities	16,632	17,224

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	916	910
Additional paid-in capital – common stock	16,929	16,682
Retained earnings	16,391	16,778
Treasury stock, at cost; Shares held: 980 million and 977 million	(20,637)	(20,532)
Accumulated other comprehensive loss	(2,048)	(1,830)
Total Corning Incorporated shareholders’ equity	11,551	12,008
Non-controlling interest	317	267
Total equity	11,868	12,275

Total Liabilities and Equity	$28,500	$29,499

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(28)	$(27)	$648	$1,386
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	315	315	1,247	1,329
Amortization of purchased intangibles	30	31	122	123
Loss on disposal of assets	83	79	155	189
Severance charges	96	62	187	70
Severance payments	(14)	(6)	(96)	(11)
Share-based compensation expense	50	30	218	175
Translation loss (gain) on Japanese yen-denominated debt	62	130	(100)	(191)
Deferred tax benefit	(112)	(104)	(75)	(46)
Translated earnings contract gain	(33)	(94)	(161)	(351)
Unrealized translation loss (gain) on transactions	3	(72)	61	68
Tax deposit refund			99
Changes in certain working capital items:
Trade accounts receivable	187	(48)	50	113
Inventories	26	115	157	(522)
Other current assets	(22)	(134)	(80)	(139)
Accounts payable and other current liabilities	25	324	(238)	349
Customer deposits and government incentives	(25)	(34)	(42)	110
Deferred income	6	(34)	(5)	(49)
Other, net	64	84	(142)	12
Net cash provided by operating activities	713	617	2,005	2,615

Cash Flows from Investing Activities:
Capital expenditures	(279)	(403)	(1,390)	(1,604)
Proceeds from sale of equipment to related party			67
(Payments) proceeds from sale of business		(1)		76
Proceeds from and investments in unconsolidated entities, net	1	(28)	(17)	(38)
Realized gains on translated earnings contracts and other	56	91	326	300
Premiums paid on hedging contracts	(9)	(49)	(9)	(75)
Other, net	1	4	23	(14)
Net cash used in investing activities	(230)	(386)	(1,000)	(1,355)

Cash Flows from Financing Activities:
Repayments of debt	(104)		(284)	(87)
Proceeds from issuance of debt	2	20	82	127
Proceeds from issuance of euro bonds			918
Proceeds from other financing arrangements			54
Repayment of other financing arrangements			(54)
Payment for redemption of preferred stock			(507)	(507)
Payments of employee withholding tax on stock awards	(3)	(3)	(106)	(47)
Proceeds from exercise of stock options	3	5	42	40
Purchases of common stock for treasury				(221)
Dividends paid	(248)	(236)	(989)	(932)
Other, net	(13)	(5)	(39)	(22)
Net cash used in financing activities	(363)	(219)	(883)	(1,649)
Effect of exchange rates on cash	20	29	(14)	(88)
Net increase (decrease) in cash and cash equivalents	140	41	108	(477)
Cash and cash equivalents at beginning of year	1,639	1,630	1,671	2,148
Cash and cash equivalents at end of year	$1,779	$1,671	$1,779	$1,671

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to Corning Incorporated	$(40)	$(36)	$581	$1,316

Weighted-average common shares outstanding - basic	851	843	848	843
Effect of dilutive securities:
Stock options and other awards			11	14
Weighted-average common shares outstanding - diluted	851	843	859	857
Basic (loss) earnings per common share	$(0.05)	$(0.04)	$0.69	$1.56
Diluted (loss) earnings per common share	$(0.05)	$(0.04)	$0.68	$1.54

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Core net income	$339	$402	$1,463	$1,794

Weighted-average common shares outstanding - basic	851	843	848	843
Effect of dilutive securities:
Stock options and other awards	9	13	11	14
Weighted-average common shares outstanding - diluted	860	856	859	857
Core basic earnings per common share	$0.40	$0.48	$1.73	$2.13
Core diluted earnings per common share	$0.39	$0.47	$1.70	$2.09

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at our core performance measures. These items include the impact of translating the Japanese yen-denominated debt, the impact of the translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments and other items which do not reflect the ongoing operating results of the Company.

In addition, because a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. Therefore, management utilizes constant-currency reporting for the Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments to exclude the impact from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar and euro, as applicable to the segment. The most significant constant-currency adjustment relates to the Japanese yen exposure within the Display Technologies segment. We establish constant-currency rates based on internally derived management estimates, which are closely aligned with the currencies we have hedged. For details of the rates used, please see the footnotes to the “Reconciliation of Non-GAAP Measures” section.

We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses and establish operational goals and forecasts.

Core performance measures are not prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), but management believes that reporting core performance measures provides investors with greater transparency to the information used by our management team to make financial and operational decisions.  We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of our core operating performance and how management evaluates operational results and trends. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures. With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures.”

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three Months Ended December 31, 2023 and 2022

(Unaudited; in millions, except per share amounts)

	Three months ended December 31, 2023
			Net (loss) income
		(Loss)	attributable	Effective
	Net	Income before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$2,994	$(38)	$(40)	26.3%	$(0.05)
Constant-currency adjustment (1)	278	209	147		0.17
Translation loss on Japanese yen-denominated debt (2)		62	50		0.06
Translated earnings contract gain, net (3)		(33)	(27)		(0.03)
Acquisition-related costs (4)		32	20		0.02
Discrete tax items and other tax-related adjustments (5)			8		0.01
Restructuring, impairment and other charges and credits (6)		196	158		0.19
Litigation, regulatory and other legal matters (7)		17	19		0.02
Pension mark-to-market adjustment (8)		19	15		0.02
Gain on investment (9)		(11)	(11)		(0.01)
Core performance measures	$3,272	$453	$339	21.5%	$0.39

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interests (“NCI”) of approximately $12 million and $18 million, respectively.

	Three months ended December 31, 2022
			Net (loss) income
			attributable	Effective
	Net	Income before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$3,406	$4	$(36)	*	$(0.04)
Constant-currency adjustment (1)	227	161	148		0.18
Translation loss on Japanese yen-denominated debt (2)		130	100		0.12
Translated earnings contract gain, net (3)		(91)	(70)		(0.08)
Acquisition-related costs (4)		33	25		0.03
Discrete tax items and other tax-related adjustments (5)			46		0.05
Restructuring, impairment and other charges and credits (6)		197	150		0.18
Litigation, regulatory and other legal matters (7)		35	28		0.03
Pension mark-to-market adjustment (8)		30	25		0.03
Gain on investment (9)		(16)	(14)		(0.02)
Core performance measures	$3,633	$483	$402	14.9%	$0.47

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $9 million.
*	Not Meaningful

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Years Ended December 31, 2023 and 2022

(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2023
			Net income
		Income	attributable	Effective
	Net	before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$12,588	$816	$581	20.6%	$0.68
Constant-currency adjustment (1)	992	744	550		0.64
Translation gain on Japanese yen-denominated debt (2)		(100)	(81)		(0.09)
Translated earnings contract gain (3)		(161)	(130)		(0.15)
Acquisition-related costs (4)		131	90		0.10
Discrete tax items and other tax-related adjustments (5)			34		0.04
Restructuring, impairment and other charges and credits (6)		471	378		0.44
Litigation, regulatory and other legal matters (7)		61	54		0.06
Pension mark-to-market adjustment (8)		15	12		0.01
Gain on investments (9)		(10)	(10)		(0.01)
Gain on sale of assets (10)		(20)	(15)		(0.02)
Core performance measures	$13,580	$1,947	$1,463	20.7%	$1.70

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $67 million and $81 million, respectively.

	Year ended December 31, 2022
			Net income
		Income	attributable	Effective
	Net	before	to Corning	tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$14,189	$1,797	$1,316	22.9%	$1.54
Constant-currency adjustment (1)	616	480	369		0.43
Translation gain on Japanese yen-denominated debt (2)		(191)	(146)		(0.17)
Translated earnings contract gain (3)		(348)	(267)		(0.31)
Acquisition-related costs (4)		140	109		0.13
Discrete tax items and other tax-related adjustments (5)			84		0.10
Restructuring, impairment and other charges and credits (6)		414	316		0.37
Litigation, regulatory and other legal matters (7)		100	77		0.09
Pension mark-to-market adjustment (8)		11	10		0.01
Gain on investments (9)		(8)	(8)		(0.01)
Gain on sale of business (11)		(53)	(41)		(0.05)
Contingent consideration (12)		(32)	(25)		(0.03)
Core performance measures	$14,805	$2,310	$1,794	19.3%	$2.09

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $70 million.

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three Months Ended December 31, 2023 and 2022

(Unaudited; in millions)

	Three months ended December 31, 2023
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$911	30.4%	$514	$289	$78	2.6%
Constant-currency adjustment (1)	207		3		204
Acquisition-related costs (4)					30
Restructuring, impairment and other charges and credits (6)	87		(67)	(27)	181
Litigation, regulatory and other legal matters (7)	1		(24)		25
Pension mark-to-market adjustment (8)			(13)	(3)	16
Core performance measures	$1,206	36.9%	$413	$259	$534	16.3%

	Three months ended December 31, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$915	26.9%	$517	$281	$86	2.5%
Constant-currency adjustment (1)	162		4	1	157
Acquisition-related costs (4)					31
Restructuring, impairment and other charges and credits (6)	144		(27)	(16)	187
Litigation, regulatory and other legal matters (7)			(35)		35
Pension mark-to-market adjustment (8)	1		(8)	(2)	11
Core performance measures	$1,222	33.6%	$451	$264	$507	14.0%

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Years Ended December 31, 2023 and 2022

(Unaudited; in millions)

	Year ended December 31, 2023
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$3,931	31.2%	$1,843	$1,076	$890	7.1%
Constant-currency adjustment (1)	744		11		733
Acquisition-related costs (4)			2	(1)	121
Restructuring, impairment and other charges and credits (6)	283		(91)	(46)	420
Litigation, regulatory and other legal matters (7)	(5)		(77)		72
Pension mark-to-market adjustment (8)			(23)	(4)	27
Gain on sale of assets (10)	(20)				(20)
Core performance measures	$4,933	36.3%	$1,665	$1,025	$2,243	16.5%

	Year ended December 31, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$4,506	31.8%	$1,898	$1,047	$1,438	10.1%
Constant-currency adjustment (1)	483		8	1	474
Acquisition-related costs (4)			3	(1)	121
Restructuring, impairment and other charges and credits (6)	337		(51)	(16)	404
Litigation, regulatory and other legal matters (7)			(109)		109
Pension mark-to-market adjustment (8)	1		25	6	(30)
Contingent consideration (12)			26		(26)
Core performance measures	$5,327	36.0%	$1,800	$1,037	$2,490	16.8%

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP MEASURES

Three and Twelve Months Ended December 31, 2023 and 2022

(Unaudited; in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities	$713	$617	$2,005	$2,615
Realized gains on translated earnings contracts and other	56	91	326	300
Translation (loss) gain on cash balances	(3)	72	(61)	(68)
Adjusted cash flows from operating activities	$766	$780	$2,270	$2,847
Less: Capital expenditures	$279	$403	$1,390	$1,604
Adjusted free cash flow	$487	$377	$880	$1,243

Items Adjusted from GAAP Measures

Items adjusted from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustment: As a significant portion of revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. The Company utilizes constant-currency reporting for the Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar and euro, as applicable to the segment. We establish constant-currency rates based on internally derived management estimates, which are closely aligned with the currencies we have hedged.

We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses and establish operational goals and forecasts.

Constant currency rates used are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation of Japanese yen-denominated debt: Amount reflects the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract: Amount reflects the impact of the realized and unrealized gains and losses from the Japanese yen, South Korean won, Chinese yuan, euro and New Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)

Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves and changes in deferred tax asset valuation allowances, as well as other tax-related adjustments.

(6)	Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, including accelerated depreciation, asset write-offs and facility repairs resulting from power outages, which are not related to ongoing operations. The activity during 2023 primarily relates to asset write-offs associated with the exit of certain facilities and product lines and severance charges across all segments. The activity in 2022 primarily relates to capacity optimization for Display Technologies, Specialty Materials and an emerging growth business and severance charges across all segments.
(7)	Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.
(8)	Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(9)	Gain on investments: Amount reflects the gain or loss recognized on investment due to mark-to-mark adjustments for the change in fair value or the disposition of the investment.
(10)	Gain on sale of assets: Amount represents the gain recognized for the sale of assets.
(11)	Gain on sale of business: Amount reflects the gain recognized for the sale of a business.
(12)	Contingent consideration: Amount reflects the fair value mark-to-market cost adjustment of contingent consideration.